UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cedar Fair, L.P.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing relates to the proposed acquisition of Cedar Fair, L.P. (“Cedar Fair”) by an affiliate of Apollo Global Management (“Apollo”) pursuant to the terms of an Agreement and Plan of Merger, dated as of December 16, 2009, by and among Cedar Holdings Ltd (formerly known as Siddur Holdings, Ltd.) (“Parent”), Cedar Merger Sub LLC (formerly known as Siddur Merger Sub, LLC) (“Merger Sub”), Cedar Fair and Cedar Fair Management, Inc. Each of Parent and Merger Sub are affiliates of Apollo.

Cedar Fair sent to its unitholders the following letter, on or after March 1, 2010, from Mr. Richard Kinzel, Cedar Fair’s Chairman, President and Chief Executive Officer.

2

March 1, 2010

Dear Fellow Cedar Fair Unitholder:

Your Board of Directors has scheduled a Special Meeting of Unitholders on March 16, 2010 to approve Cedar Fair’s definitive merger agreement to be acquired by an affiliate of Apollo Global Management for $11.50 in cash per each Cedar Fair limited partnership unit.

In order to complete the merger, we need your support. Because approval of the merger requires approval by unitholders representing no less than 2/3 of outstanding units, failure to vote will have the same effect as voting against the merger. Therefore, your vote is important, no matter how many or how few units you own. Enclosed with this letter you will find an additional proxy card to cast your vote on the proposed merger.

In order to maximize the value of your Cedar Fair investment, your Board unanimously recommends that you vote FOR the merger for the following reasons:

•	The Merger Provides A Premium Valuation To The Preannouncement Unit Price.

The transaction price represents a 43% premium over Cedar Fair’s volume weighted average closing unit price over the 30 days prior to the merger announcement and a 28% premium over the closing unit price on December 15, 2009.

•	The Merger Provides Premium Valuation To Recent Comparable Transactions.

This price provides unitholders with a market valuation that is in excess of recent comparable transactions, including the Busch Entertainment and Six Flags transactions.

•	A Thorough Go-Shop Process Confirmed The Merger Maximizes Value for All Unitholders.

Your Board carefully negotiated this transaction to include important measures to ensure that you received the highest price for your units. Most importantly, the Company had a 40-day go-shop process during which our financial advisors contacted 32 potential buyers, including both potential financial and strategic buyers, to solicit a transaction at a higher price per unit. Despite this thorough and extensive process, we received no acquisition proposals from any of these parties. These results confirmed your Board’s view that the $11.50 cash price maximizes value for unitholders.

•	Cedar Fair’s Cash Distributions Are Suspended And The Return Of Future Cash Distributions Are Uncertain.

As you know, the Company was required to suspend the cash distribution to unitholders due to restrictions in our credit agreement and the impact of a challenging economic environment. We understand that the distribution is important to you and that it is one of the main reasons many of you invested in Cedar Fair. We did not make the decision to suspend the distribution lightly. The simple fact is, if we were to remain a public company, we do not know when or at what level the distribution will be restored.

If the merger is not approved, we will need to reduce and refinance our debt before we can begin to consider reinstating distributions. Despite our best efforts, we may be unable to refinance our debt in a manner that would allow us to resume distributions at any level or at all. Based on the amount of our outstanding debt, the uncertainties of the future and the experience of the last 18 months, we believe it would be imprudent to re-instate the distribution (even if our financing arrangements allowed) until we were able to reduce our outstanding debt to an appropriate level.

•	Unitholders May Be Subject To Tax Liabilities While The Distributions Are Suspended.

While the distribution is suspended, as a unitholder you may be required to report income or loss allocated to you from the partnership and pay any related tax liability even though you are not receiving cash distributions. Furthermore, the absence of the distribution along with a potential tax liability could reduce the public market value of Cedar Fair units and leave the Company without a catalyst for improved unit price performance for the foreseeable future.

•	Cedar Fair’s Inability To Reduce Debt Could Negatively Impact Our Future Financial Condition.

As it stands today, our debt begins maturing in the third quarter of 2011 and if our operating performance continues to decline, we could be in danger of violating certain of the covenants in our credit facility. A failure to reduce our debt and modify the covenants in our credit facility (specifically, the leverage ratios), as well as a deterioration of current credit market conditions, could result in higher cash interest costs in the future and/or may limit our ability to refinance debt.

•	The Merger Maximizes Value For Unitholders And Enables Unitholders To Capture A Cash Premium Valuation Today And Eliminate Future Uncertainty.

The Company’s ability to achieve historical levels of growth in the amusement park space is uncertain. Given the uncertainty regarding economic outlook, future attendance expectations and credit markets as well as the constraints of our capital structure, we believe it will likely be more difficult to drive value for the Company and our unitholders in the future. The merger enables unitholders to capture a premium valuation in cash today and avoid the uncertainty and execution risks facing the Company.

FOR ALL OF THESE REASONS, THE CEDAR FAIR BOARD OF DIRECTORS

UNANIMOUSLY BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF ALL

UNITHOLDERS AND URGES YOU TO VOTE FOR THE TRANSACTION

To be sure your vote is represented at the special meeting, please take a moment to vote your units by telephone or internet TODAY - simple instructions are contained on the enclosed proxy card. Alternatively, you may sign, date and return the enclosed proxy card by mailing it in the prepaid envelope today.

We urge you to cast your vote FOR, to realize an immediate cash premium for your Cedar Fair units.

On Behalf of the Board of Directors,

/s/ RICHARD L. KINZEL
Richard L. Kinzel
Chairman, President and Chief Executive Officer

Forward Looking Statements

Some of the statements contained in this letter (including information included or incorporated by reference herein) may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements as to Cedar Fair L.P.’s (“Cedar Fair” or the “Company”) expectations, beliefs and strategies regarding the future. These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond the Company’s control and could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors could adversely affect the Company’s future financial performance and cause actual results to differ materially from the Company’s expectations, including uncertainties associated with the proposed sale of the Company to an affiliate of Apollo Global Management, the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction, the ability of third parties to fulfill their obligations relating to the proposed transaction, the ability of the parties to satisfy the conditions to closing of the merger agreement to complete the transaction and the risk factors discussed from time to time by the Company in reports filed with the Securities and Exchange Commission (the “SEC”). Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company’s Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About This Transaction

This letter may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, on February 10, 2010 the Company filed a definitive proxy statement and a form of proxy with the SEC and the definitive proxy statement and a form of proxy are being mailed to the Company’s unitholders of record as of February 12, 2010. In addition, the Company will file with, or furnish, to the SEC all additional relevant materials. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s unitholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, Cedar Fair, L.P., One Cedar Point Dr., Sandusky, OH 44870, telephone: (419) 627-2233, or from the Company’s website, www.cedarfair.com or by contacting MacKenzie Partners, Inc., by toll-free telephone at 800-322-2885 or by e-mail at cedarfair@mackenziepartners.com.

The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Additional information regarding the interests of such potential participants is included in the definitive proxy statement.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please call MacKenzie Partners at the phone numbers listed below.

105 Madison Avenue

New York, NY 10016

cedarfair@mackenziepartners.com

(212) 929-5500 (Call Collect)

Or

TOLL-FREE (800) 322-2885